UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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Scientific-Atlanta, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12 of the

Securities Exchange Act of 1934

Subject Company: Scientific-Atlanta, Inc.

Commission File No. 001-05517

On January 3, 2006, Cisco Systems, Inc. and Scientific-Atlanta, Inc. issued a joint press release announcing the termination of the Hart-Scott-Rodino waiting period in connection with the proposed merger between Cisco Systems, Inc. and Scientific-Atlanta, Inc.

Press Contacts:	Investor Relations Contacts:
Penny Bruce	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9188	(408) 527-8452
pebruce@cisco.com	lemon@cisco.com

Peggy Ballard	Tom Robey
Scientific-Atlanta, Inc.	Scientific-Atlanta, Inc.
(770) 236-7871	(770) 236-4608
peggy.ballard@sciatl.com	tom.robey@sciatl.com

Industry Analyst Relations Contacts:

Skip MacAskill

Cisco Systems, Inc.

(408) 525-1583

smacaski@cisco.com

Sara Stutzenstein

Scientific-Atlanta, Inc.

(770) 236-2181

sara.stutzenstein@sciatl.com

CISCO SYSTEMS AND SCIENTIFIC-ATLANTA ANNOUNCE TERMINATION OF

HART-SCOTT-RODINO WAITING PERIOD

SAN JOSE, Calif., and LAWRENCEVILLE, GA, January 3, 2006 — Cisco Systems, Inc. (NASDAQ:CSCO) and Scientific-Atlanta, Inc. (NYSE:SFA), today announced in connection with Cisco’s pending acquisition of all of the outstanding shares of Scientific-Atlanta, that the waiting period for US antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was terminated on December 30, 2005. The transaction remains subject to regulatory approval by competition authorities in various jurisdictions outside the United States.

As previously announced on November 18, 2005, Cisco will pay $43 per share in cash in exchange for each share of Scientific-Atlanta, and assume outstanding options, for an aggregate purchase price of approximately $6.9 billion, or approximately $5.3 billion net of Scientific-Atlanta’s existing cash balance.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet.

Information on Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

About Scientific-Atlanta

Scientific-Atlanta is a leading supplier of digital content distribution systems, transmission networks for broadband access to the home, digital interactive set-tops and subscriber systems designed for video, high-speed Internet and voice over IP (VoIP) networks, and worldwide customer service and support.

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Scientific-Atlanta and the Scientific-Atlanta logo are registered trademarks of Scientific-Atlanta, Inc.

Forward-Looking Statements

This press release contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements regarding the pending acquisition of Scientific-Atlanta. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining Scientific-Atlanta’s shareholder and regulatory approval of the acquisition, the potential impact on the business of Scientific-Atlanta due to uncertainty about the acquisition, the retention of employees of Scientific-Atlanta and the ability of Cisco to successfully integrate Scientific-Atlanta’s market opportunities, technology, personnel and operations and to achieve planned synergies. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent Form 10-K filed with the SEC on September 19, 2005 and of Cisco’s subsequently filed Forms 10-Q. Cisco undertakes no obligation to revise or update any forward-looking statements for any reason.

“Forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, may be included in this news release. A variety of factors could cause Scientific-Atlanta’s actual results to differ from the anticipated results expressed in such forward-looking statements. Investors are referred to Scientific-Atlanta’s Cautionary Statements (Exhibit 99.1 to the company’s most recent Form 10-Q), which statements are incorporated into this news release by reference.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Scientific-Atlanta, Inc. (“Scientific-Atlanta”) has filed with the SEC a preliminary proxy statement and will file with the SEC a definitive proxy statement that will contain important information about the merger. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Investors and security holders of Scientific-Atlanta are urged to read the proxy statement, and any other relevant materials filed by Scientific-Atlanta because they contain, or will contain, important information about Scientific-Atlanta and the merger. All documents filed by Scientific-Atlanta with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Scientific-Atlanta may be obtained free of charge by contacting Scientific-Atlanta at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, (770) 236-5000 or online at http://www.sciatl.com.

Scientific-Atlanta and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Scientific-Atlanta with respect to the merger. Information about the executive officers and directors of Scientific-Atlanta and their ownership of Scientific-Atlanta’s common stock is set forth in the preliminary proxy statement referenced above, which was filed with the SEC on December 7, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary proxy statement, as well as the definitive proxy statement regarding the merger that Scientific-Atlanta will file with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.